                               SECOND AMENDMENT
                                      TO
                      EQUITY INTEREST PURCHASE AGREEMENT


     This First Amendment to Equity Interest Purchase Agreement (this "Amendment") is entered into as of the 31st day of January, 2001, by and among Steven Watts, an individual, Allen Shaw, an individual, Gordon Gray, Jr., an individual, Gordon Gray 1956 Living Trust, f/b/o Gordon Gray, Jr., a North Carolina trust (the "Gordon Gray Trust"), Centennial Broadcasting Nevada, Inc., a North Carolina corporation ("Centennial Nevada"), Centennial Broadcasting, LLC, a North Carolina limited liability company ("Centennial Broadcasting"), Centennial Broadcasting License, LLC, a North Carolina limited liability company ("Centennial License") (Centennial Nevada, Centennial Broadcasting and Centennial License, collectively, the "Centennial Entities"), and Beasley Mezzanine Holdings, LLC, a Delaware limited liability company ("Buyer") (assignee of Beasley FM Acquisition Corp., a Delaware corporation).

                                   BACKGROUND

     The parties hereto are parties to that certain Equity Interest Purchase Agreement dated as of June 2, 2000, as amended December 13, 2000 (the "Purchase Agreement"); and

     The parties have agreed to amend certain terms and conditions of the Purchase Agreement; and

     Accordingly, in consideration of the foregoing and of the mutual promises, covenants and conditions set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                             AMENDMENT TO AGREEMENT


     The Purchase Agreement is hereby amended as follows:

     1.  Correction of Allocation of Purchase Price.  In order to account for
         ------------------------------------------
the reduction in the Base Price accomplished by the First Amendment to the Purchase Agreement, the parties agree that Section 1.9 of the Purchase Agreement is amended to read as follows:

         "Allocation. Twenty-Four Million Seven Hundred Thousand Dollars
          ----------
         ($24,700,000) of the Purchase Price shall be allocated to the Shares, and the remainder of the Purchase Price shall be allocated to the Purchased Membership Interests. Each of the Sellers, the Centennial Entities and Buyer agree that none of them will take a position on any income, transfer or gains tax return that is in any manner inconsistent with the terms of the allocation in the preceding sentence without the written consent of all of them."

     2.   Correction of Net Working Capital Adjustment.  In order to account for
          --------------------------------------------
the extension of the Upset Date accomplished by the First Amendment to the Purchase Agreement, the parties agree that Sections 1.8.1(a) and 1.8.1(b) of the Purchase Agreement are amended to read as follows:

          "(a) Estimated Net Working Capital Amount.  Not later than five (5)
               ------------------------------------
          business days prior to the Closing Date, Sellers and the Centennial Entities shall deliver to Buyer their good faith estimate of the Net Working Capital of the Centennial Entities as of 11:59 p.m. on the Closing Date, which may be positive or negative (the "Estimated Net Working Capital Amount"), together with a reasonably detailed explanation of the calculation thereof. The "Net Working Capital Amount" shall mean current assets minus current liabilities. For purposes of this Agreement, in calculating Net Working Capital Amount,
          (i) the estimated costs required to complete capital expenditure projects classified on the accounting records of the Centennial Entities as construction in progress, as defined by the United States generally accepted accounting principles ("GAAP") as of the date of determination, shall be included as a current liability; (ii) the current assets shall be reduced by adequate reserves in accordance with GAAP (which, in the case of the accounts receivable arising from the operation of the Stations (the "Accounts Receivable"), shall include a reserve for doubtful accounts equal to Five Percent (5%) of the aggregate amount of the Accounts Receivable that were invoiced within ninety (90) days prior to the Closing Date and Thirty Percent (30%) of the aggregate amount of the Accounts Receivable that were invoiced more than ninety (90) days prior to the Closing Date); (iii) if the Trade Balance is negative, the current liabilities shall not include the first Fifty Thousand Dollars ($50,000) of such negative amount; and (iv) if the Trade Balance is positive, the current assets shall not include any portion of such positive amount. The "Trade Balance" equals the aggregate value of consideration to be received by the Stations under contracts for the sale of time on the Stations in exchange for merchandise or services ("Trade Agreements"), minus the aggregate value of the unfulfilled obligations related to such Trade Agreements, all as of 11:59 p.m. on the Closing Date. As set forth in
          Section 1.7.5, the Estimated Net Working Capital Amount shall be used to calculate the amount of the Purchase Price payable at Closing.

          "(b)  Closing Balance Sheet.  As soon as reasonably practicable
                ---------------------
          following the Closing Date, and in any event within ninety (90) days thereafter, Buyer shall prepare and deliver to Sellers (i) a consolidated balance sheet of the Centennial Entities as of 11:59 p.m. on the Closing Date (the "Closing Balance Sheet") and (ii) a calculation of the Net Working Capital Amount from the items reflected on the Closing Balance Sheet (the "Final Net Working Capital Amount"). The Closing Balance

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

          Sheet shall be prepared in accordance with GAAP on a consistent basis and shall fairly present the consolidated financial position of the Centennial Entities as of 11:59 p.m. on the Closing Date."

     3.   Correction Regarding Par Value. The first sentence of Section 2.2.1 of
          ------------------------------
the Purchase Agreement is amended by changing all references therein to "par value $1.00 per share" to "no par value."

     4.   Provision for Disclosure.  The fifth sentence of Section 2.15 is
          ------------------------
amended by adding the following introductory clause:  "Except as disclosed on
Schedule 2.15,".

     5.   Indemnification.  The following sentence is added to Section 6.1.1
          ---------------
before the penultimate sentence thereof: "Sellers shall jointly and severally indemnify, defend by counsel reasonably acceptable to Buyer, and hold harmless Buyer Indemnitees without regard to the Threshold Amount from and against and in respect of any and all Losses arising out of or in connection with the failure to timely file with the appropriate governmental authorities any IRS Form 5500 for any of the Centennial Entities."

                                  ARTICLE II
                               OTHER AGREEMENTS

     1. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings given to them in the Purchase Agreement.

     2. Except as specifically provided herein, the Purchase Agreement shall remain in full force and effect, and the provisions thereof are ratified and confirmed.

     3. This Amendment may be signed in any number of counterparts with the same effect as if the signatures on each counterpart were on the same instrument.

     4. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regarding to the choice of law rules utilized in that jurisdiction.


                 [Remainder of page intentionally left blank.]

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

     IN WITNESS WHEREOF, each of the parties has caused this Second Amendment to be executed by a respective duly authorized officer or representative as of the date first above written.


                                   BUYER:
                                   -----

                                   BEASLEY MEZZANINE HOLDINGS, LLC


                                   By:  /s/ Caroline Beasley
                                      ---------------------------
                                        Name:  Caroline Beasley
                                        Title: Secretary


                                   SELLERS:
                                   -------


                                        /s/ Steven Watts
                                   ------------------------------
                                   STEVEN WATTS


                                        /s/ Allen Shaw
                                   ------------------------------
                                   ALLEN SHAW


                                        /s/ Gordon Gray, Jr.
                                   ------------------------------
                                   GORDON GRAY, JR.


                                   GORDON GRAY 1956 LIVING TRUST f/b/o
                                   GORDON GRAY, JR.


                                   By:  /s/ Gordon Gray, Jr.
                                      ---------------------------
                                        Gordon Gray, Jr.
                                        Individual Trustee


                                   CENTENNIAL BROADCASTING NEVADA, INC.


                                   By:  /s/ Allen Shaw
                                      ---------------------------
                                        Allen Shaw
                                        President and CEO


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

                                   CENTENNIAL BROADCASTING, LLC

                                   By:  /s/ Allen Shaw
                                      ----------------------------
                                        Allen Shaw
                                        Member


                                   CENTENNIAL BROADCASTING LICENSE, LLC

                                   By:  Centennial Broadcasting, LLC
                                        Its Member


                                        By:  /s/ Allen Shaw
                                           -----------------------
                                             Allen Shaw
                                             Member

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